PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT This Restricted Stock Unit Agreement (this “Agreement”), dated as of <GRANT_DT> (the “Grant Date”), is made by and between Lineage, Inc., a Maryland corporation (the “Company”), and <PARTC_NAME> (the “Participant”). WHEREAS, the Company maintains the Amended and Restated Lineage 2024 Incentive Award Plan (as amended from time to time, the “Plan”); WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); WHEREAS, Section 7.3 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”); WHEREAS, Section 7.1 of the Plan provides for the issuance of Dividend Equivalent awards; and WHEREAS, the Administrator, in its sole discretion, has determined that it would be to the advantage and in the best interest of the Company to issue the RSUs and Dividend Equivalents provided for herein to the Participant in recognition of the Participant’s service with the Company, Lineage OP, LP (the “Partnership”) or any Subsidiary. NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows: 1. Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to the Company, the Partnership or any Subsidiary (as applicable), the Company hereby issues to the Participant an award of <RSUS_GRANTED> RSUs. Each RSU that vests (and ceases to be subject to the Restrictions) shall represent the right to receive payment, in accordance with this Agreement, of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 2. Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. With respect to each dividend for which the record date occurs on or after the Grant Date and on or prior to the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent, each outstanding Dividend Equivalent shall entitle the Participant to receive payments equal to dividends paid, if any, on the Shares underlying the RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends paid to each holder of a Share. Each such payment shall be made no later than sixty (60) days following the applicable dividend payment date, provided that no such payments shall be made with respect to Unvested RSUs prior to the date on which such RSU vests, and any Dividend Equivalent payments that would have been made prior to such date had such RSU been vested shall be paid in a single lump sum no later than forty-five (45) days following the date on which such RSU vests. Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent, and the Participant shall not be entitled to any Dividend Equivalent payment with respect to any RSU that does not vest. In addition, notwithstanding the foregoing, in the event of the Participant’s Termination of Service for any reason, the Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends declared but not paid prior to the date of such termination on Shares underlying RSUs which are unvested as of the date of such termination (after taking into account any accelerated vesting that occurs in connection with such termination).

2 Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. 3. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. (a) “AFFO per Share Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Company AFFO per Share during the Performance Period. (b) “AFFO per Share RSUs” means the number of RSUs for each Performance Period designated as AFFO per Share RSUs on Exhibit A attached hereto. (c) “AFFO per Share Vesting Eligible RSUs” means the product of (i) the total number of AFFO per Share RSUs for each Performance Period, and (ii) the applicable AFFO per Share Performance Vesting Percentage. (d) “Cause” means (A) “Cause” as defined in the Participant’s employment agreement or offer letter with the Company, the Partnership or any Subsidiary if such agreement exists and contains a definition of Cause, or (B) “Cause” as defined in the Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. If no such employment agreement or offer letter exists or does not contain a definition of Cause and if the Participant is not a participant in the Executive Severance Plan, then “Cause” means (i) the Participant’s commission of and/or entry of a plea of guilty or nolo contendere to a felony or crime of moral turpitude, (ii) the Participant’s willful engaging in misconduct in the performance of the Participant’s duties for the Company or its Affiliates or any successor employer, (iii) the Participant’s material breach of any written agreement between the Participant and any such entity, (iv) the Participant’s willful refusal to comply with a lawful and direct order of the Participant’s supervisor after warning that such refusal will result in a for Cause termination, (v) the Participant’s breach of any duty owed to the Company or its Affiliates or any successor employer and failure to cure such breach within ten days following a request to cure the same (by way of example and not limitation, such breaches include fraud, embezzlement, or breach of any restrictive covenant) or (vi) the Participant’s engaging in any other act (including making a public statement) or failure to engage in any act, which the Company determines in good faith to be materially detrimental or damaging to the reputation, operations, finances, prospects or business relations of the Company or its Affiliates or which acts are the subject of any similar determination by a successor employer. The findings and decision of the Company with respect to any Cause determination will be final and binding for all purposes. (e) “Company AFFO per Share” means, with respect to the applicable period, “adjusted funds from operations per share”, “adjusted FFO per share” or “AFFO per share” of the Company and its Subsidiaries as defined or described in the Company’s applicable Securities and Exchange Commission filings or the Company’s applicable earnings releases. (f) [“Company Nonrenewal” means the Company’s election not to renew or extend the term of the Participant’s employment agreement with the Company, provided that the Participant (i) has continued to perform the services contemplated thereby in good faith and in accordance therewith until the completion of such term, and (ii) is willing to continue in employment with the Company on substantially the same terms of employment as in effect immediately prior to such termination.]1 1 Note to Draft: to be included as applicable.

3 (g) “Company Same Warehouse NOI” means the Same Warehouse NOI for each Performance Period. (h) “Company Share Value” as of any given date, means the average of the closing trading prices of a Share on the principal exchange on which such shares are then listed over the period of twenty (20) consecutive trading days ending on such date; provided, however, that if the Change in Control occurs during the TSR Performance Period, Company Share Value shall mean the price per Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Administrator, Company Share Value shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs. (i) “Company TSR Percentage” means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the Company Share Value during the TSR Performance Period due to the appreciation in the Company Share Value plus dividends declared during the TSR Performance Period, assuming dividends are reinvested in Common Stock on the ex-dividend date (at a price equal to the closing price of the Common Stock on the applicable ex-dividend date). (j) “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time. (k) “Executive Severance Plan” means the Lineage, Inc. Executive Severance Plan, as may be amended from time to time. (l) [“Family Disability” means “Family Disability” as defined in the Participant’s employment agreement with the Company.]2 (m) “Good Reason” means (i) “Good Reason” as defined in the Participant’s employment agreement or offer letter with the Company or a Subsidiary if the Participant is a party to such agreement or offer letter and such agreement or offer letter contains a definition of “Good Reason”, or (ii) “Good Reason” as defined in the Company’s Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. For the avoidance of doubt, if no such employment agreement or offer letter exists or such employment agreement or offer letter does not contain a definition of Good Reason, and Participant is not a participant in the Executive Severance Plan, then, notwithstanding anything herein to the contrary, “Good Reason” shall not be applicable with respect to the RSUs granted hereunder (or with respect to any accelerated vesting that would otherwise occur in connection with a termination of employment for Good Reason). (n) “MSCI US REIT Index” means the MSCI US REIT Index, determined as follows: (i) the companies included in the MSCI US REIT Index shall be determined at the beginning of the TSR Performance Period, excluding those entities that are bankrupt, listed on the pink sheets or not listed at all; (ii) any company emerging from bankruptcy shall not be tracked for purposes of the TSR Performance Period; (iii) in the event that a company is acquired or taken private during the TSR Performance Period, such company shall be excluded for the entire TSR Performance Period; (iv) the beginning share price of any company that effectuates a stock split or recapitalization during the TSR Performance Period shall be appropriately adjusted for the split or recapitalization; (v) in the event that two MSCI US REIT Index companies merge with each other, only the surviving entity shall be 2 Note to Draft: to be included as applicable.

4 included; and (vi) in the event that a company merges with a company outside of the MSCI US REIT Index and does not remain in the MSCI US REIT Index following such merger, such company shall be excluded for the entire TSR Performance Period. (o) “MSCI US REIT Index Relative Performance” means the Company TSR Percentage compared to the MSCI US REIT Index TSR Percentages of the companies in the MSCI US REIT Index, expressed as the Company’s percentile rank compared to the MSCI US REIT Index companies (excluding the Company). (p) “MSCI US REIT Index Share Value”, with respect to each company in the MSCI US REIT Index, means, as of any given date, the average of the closing trading prices of a share of common stock of such company on the principal exchange on which such shares are then listed over the period of twenty (20) consecutive trading days ending on such date. (q) “MSCI US REIT Index TSR Percentage”, with respect to each company in the MSCI US REIT Index, means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), of the MSCI US REIT Index Share Value of such company during the TSR Performance Period, calculated in a manner consistent with Section 3[(i)][h]3 above from publicly available information; provided, however, that any company within the MSCI US REIT Index, as determined pursuant to the definition of MSCI US REIT Index above, that becomes bankrupt after the start of the TSR Performance Period shall be assigned an MSCI US REIT Index TSR Percentage of -100%. (r) “Performance Period” means the applicable period set forth on Exhibit A attached hereto. (s) “Performance Vested RSUs” means the product of (A) sum of (1) the AFFO per Share Vesting Eligible RSUs earned by the Participant for each Performance Period, plus (2) the Same Warehouse NOI Vesting Eligible RSUs earned by the Participant for each Performance Period, and (B) the Relative TSR Performance Modifier Percentage; provided that in no event shall the number of Performance Vested RSUs exceed two-hundred percent (200%) of the number of RSUs set forth in Section 1 of this Agreement. (t) “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company or any Subsidiary without Cause, (iv) the Participant’s Retirement, [or] (v) a termination by the Participant for Good Reason[, (vi) a termination by the Participant in the event of a Family Disability, or (vii) a Company Nonrenewal].4 (u) “Relative TSR Performance Modifier Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the MSCI US REIT Index Relative Performance during the TSR Performance Period; provided that, if the Company TSR Percentage is negative, then in no event shall the Relative TSR Performance Modifier Percentage exceed one hundred percent (100%). (v) “Restrictions” means the exposure to forfeiture set forth in Sections 5(a) and 6(a). (w) “Retirement” means (i) “Retirement” as defined in the Participant’s employment agreement or offer letter with the Company or a Subsidiary if the Participant is a party to such agreement or offer letter and such agreement or offer letter contains a definition of “Retirement”, or (ii) “Retirement” as defined in the Company’s Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. If no such employment agreement or offer letter exists or does not contain a definition of Retirement and if the Participant is 3 Note to Draft: to be included as applicable. 4 Note to Draft: to be included as applicable.

5 not a participant in the Executive Severance Plan, then “Retirement” means the Participant’s voluntary retirement as an employee of the Company or any Subsidiary on or after the date on which the Participant has (a) attained at least sixty (60) years of age and (b) completed at least ten (10) years of service with the Company or any Subsidiary; provided that the Participant has provided the Company or such Subsidiary with at least six (6) months’ advance written notice of the Participant’s retirement. For avoidance of doubt, if the Participant’s employment with the Company and its Subsidiaries terminates for any reason during such notice period, such termination shall not be deemed to have occurred by reason of the Participant’s Retirement for purposes of the RSUs. (x) “Same Warehouse NOI” means, with respect to the applicable period, the Company’s “same warehouse NOI” or “same warehouse net operating income” as defined or described in the Management’s Discussion and Analysis section of the Company’s applicable Securities and Exchange Commission filings. (y) “Same Warehouse NOI Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Company Same Warehouse NOI during the Performance Period. (z) “Same Warehouse NOI RSUs” means the number of RSUs designated as Same Warehouse NOI RSUs for each Performance Period on Exhibit A attached hereto. (aa) “Same Warehouse NOI Vesting Eligible RSUs” means the product of (i) the total number of Same Warehouse NOI RSUs for each Performance Period, and (ii) the applicable Same Warehouse NOI Performance Vesting Percentage. (bb) “Same Warehouse Pool” means, with respect to the applicable period, the “same warehouse pool” of the Company and its Subsidiaries as defined or described in the Management’s Discussion and Analysis section of the Company’s applicable Securities and Exchange Commission filings or in the Company’s applicable earnings releases. (cc) “Service Provider” means an Employee, Consultant or member of the Board, as applicable. (dd) “Unvested RSU” means any RSU that has not vested pursuant to Section 5 or Section 6 hereof and remains subject to the Restrictions. 4. RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions. (a) The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 8.3 of the Plan and the REIT restrictions set forth in Section 10.8 of the Plan. (b) Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the charter of the Company, as amended and supplemented from time to time. 5. Vesting.

6 (a) Performance Vesting. As soon as reasonably practicable (but in no event more than sixty (60) days) following the completion of each Performance Period (or in the event the Performance Period ends on the date of a Change in Control, before the consummation of the Change in Control), the Administrator shall determine the Company AFFO per Share, the AFFO per Share Performance Vesting Percentage, the Company Same Warehouse NOI, the Same Warehouse NOI Performance Vesting Percentage, the number of RSUs granted hereby that have become AFFO per Share Vesting Eligible RSUs and Same Warehouse NOI Vesting Eligible RSUs, in each case as of the completion of the Performance Period. As soon as reasonably practicable (but in no event more than sixty (60) days) following the completion of the TSR Performance Period, the Administrator shall determine the Company TSR Percentage, the MSCI US REIT Index TSR Percentages, the MSCI US REIT Index Relative Performance, the Relative TSR Performance Modifier Percentage, Performance Vested RSUs, in each case as of the completion of the TSR Performance Period. Subject to Sections 5(b) and Sections 6(b) and (c) below, upon such determination by the Administrator following the completion of the TSR Performance Period, such Performance Vested RSUs shall vest and cease to be subject to the Restrictions, subject to the Participant’s continued status as a Service Provider through such vesting date. For the avoidance of doubt, except as contemplated by Section 6(b) or Section 6(c) below, the Participant will become vested in any Performance Vested RSUs only if the Participant remains in continuous status as a Service Provider through the completion of the TSR Performance Period and any RSUs granted hereby which do not satisfy the requirements to become Performance Vested RSUs as of the completion of the TSR Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. (b) Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs prior to the completion of the TSR Performance Period and the Participant has not incurred a Termination of Service prior to such Change in Control, (i) with respect to any Performance Period that has been completed prior to the occurrence of such Change in Control, the Performance Vested RSUs earned by the Participant for such Performance Period, (ii) with respect to any Performance Period that has commenced but has not yet been completed as of the occurrence of such Change in Control, the greater of (A) the number of RSUs which would be Performance Vested RSUs (if any) assuming the completion of the Performance Period as of the date of the Change in Control (with such adjustments to the Company AFFO per Share and/or Company Same Warehouse NOI performance goals and/or calculations as the Administrator may determine to be appropriate to reflect the truncated performance period) and (B) the number of RSUs which would be Performance Vested RSUs if the target level of performance for the Company AFFO per Share RSUs and Company Same Warehouse NOI RSUs in accordance with Exhibit A attached hereto was achieved for such Performance Period, and (iii) with respect to any Performance Period that has not yet commenced as of the occurrence of such Change in Control, a number of RSUs equal to the number of RSUs which would be Performance vested RSUs if the target level of performance for the Company AFFO per Share RSUs and Company Same Warehouse NOI RSUs in accordance with Exhibit A was achieved for such Performance Period (collectively, such number of RSUs that are determined by the Administrator to be earned pursuant to the foregoing clauses (i) through (iii), the “CIC RSUs”), shall, immediately prior to such Change in Control, vest and cease to be subject to the Restrictions and shall be deemed to be Performance Vested RSUs. For the purposes of any determination made by Administrator for purposes of this Section 5(b) that requires the determination of the Relative TSR Modifier Percentage, such Relative TSR Modifier Percentage will be determined as of before the consummation of the Change in Control (but no later than the date of the Change in Control). Any RSUs that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. 6. Effect of Termination of Service. (a) Termination of Service. Subject to Sections 6(b) and 6(c) below, in the event of the Participant’s Termination of Service for any reason, any and all Unvested RSUs as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will

7 automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Unvested RSUs. Except to the extent provided in Sections 6(b) and 6(c) below, no RSUs which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested. (b) Qualifying Termination Prior to Completion of TSR Performance Period. In the event that the Participant incurs a Qualifying Termination (i) prior to the completion of the TSR Performance Period, the RSUs shall remain outstanding and shall, upon the Administrator’s determinations under Section 5(a) following the TSR Performance Period, vest and cease to be subject to the Restrictions with respect to a number of RSUs equal to the number of RSUs which would have become Performance Vested RSUs (if any) had the Participant not incurred a Termination of Service, multiplied by a fraction, the numerator of which is the number of days elapsed from January 1, 2026 through and including the date of the Participant’s Qualifying Termination, and the denominator of which is 1096 (the “Qualifying Termination RSUs”), and such RSUs shall thereupon be deemed to be Performance Vested RSUs. Any RSUs that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Administrator’s determination of the number of Qualifying Termination RSUs without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. (c) Termination of Service Following Completion of TSR Performance Period. In the event that the Participant incurs a Qualifying Termination on or following the completion of the TSR Performance Period and prior to the Administrator’s determination under Section 5(a) above, the RSUs shall remain outstanding and shall, upon such determination by the Administrator, vest and cease to be subject to the Restrictions with respect to any RSUs that have become Performance Vested RSUs. Any RSUs that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Administrator’s determination without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. 7. Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, and any fractional Share will be rounded as determined by the Company. In no event shall the aggregate number of RSUs that vest or become payable hereunder exceed 200% of the total number of RSUs set forth in Section 1 of this Agreement. The Company shall make such payments within ten (10) days after such vesting date. 8. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the RSUs (including, without limitation, determinations, interpretations and assumptions with respect to Company TSR Percentage and MSCI US REIT Index TSR Percentages) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Awards granted under the Plan (including, without limitation, similar Awards of LTIP Units). In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the RSUs (including, without limitation, the methodology for calculating Company AFFO per Share, Company Same Warehouse NOI, Company TSR Percentage and MSCI US REIT Index TSR Percentages), other than the AFFO per Share Performance Vesting Percentage, Same Warehouse NOI Performance Vesting Percentage and Relative TSR Performance Modifier Percentage, as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the

8 performance objectives underlying the RSUs or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the RSUs. 9. Restrictions on New RSUs or Shares. In the event that the RSUs or the Shares underlying the RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for RSUs or the Shares underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or Shares, as applicable, unless the Administrator provides for the vesting of the RSUs or the Shares underlying the RSUs, as applicable. 10. Conditions to Issuance of Shares. Shares issued as payment for the RSUs will be issued out of the Company’s authorized but unissued Shares. Upon issuance, such Shares shall be fully paid and nonassessable. The Shares issued pursuant to this Agreement shall be held in book-entry form and no certificates shall be issued therefor. In addition to the other requirements set forth herein, the Shares issued as payment for the RSUs shall be issued only upon the fulfillment of all of the following conditions: (a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and (e) The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such Shares to the Company with respect to the issuance or vesting of such Shares. In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Shares in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code. 11. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant. 12. Tax Withholding. The Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require the Participant to remit to such entity, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents. In satisfaction of the

9 foregoing requirement or in satisfaction of any additional tax withholding, the Company, the Partnership or any Subsidiary may, or the Administrator may in its discretion allow the Participant to elect to have the Company, the Partnership or any Subsidiary (as applicable), withhold Shares otherwise issuable under such award (or allow the return of Shares) having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents in order to satisfy the Participant’s income and payroll tax liabilities with respect thereto shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction. 13. Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law. 14. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or the Shares underlying the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be). 15. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In addition to the terms and conditions provided herein, the Administrator may require that the Participant make such covenants, agreements, and representations with respect to the RSUs, Dividend Equivalents or Shares underlying the RSUs as the Administrator, in its sole discretion, deems advisable in order to comply with applicable laws, regulations, and/or requirements. 16. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company may adopt such amendments to this Agreement or

10 adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 16 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments. 17. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause. 18. Miscellaneous. (a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof. (b) Clawback. This award, the RSUs and the Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation. (c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. (d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 16 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. (e) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. (f) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11 (g) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland. (i) Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Legal Department of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 18(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 18(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service. [Signature Page Follows]

[Signature Page to Performance-Based Restricted Stock Unit Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written. LINEAGE, INC., a Maryland corporation By: __________________________________ Name: Title: The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement. ____________________________ <PARTC_NAME>

A-1 Exhibit A Definitions and Notice Address Definitions: Capitalized terms not defined herein shall have the meanings set forth in the Performance-Based Restricted Stock Unit Agreement to which this Exhibit is attached. “AFFO per Share Performance Vesting Percentage” means a function of the Company AFFO per Share during the Performance Period, and shall be determined for each Performance Period as set forth below: For the First Performance Period, as follows: Company AFFO per Share AFFO per Share Performance Vesting Percentage 0% “Threshold Level” $ 50% “Target Level” $ 100% “Maximum Level” $ 200% For the Second Performance Period and the Third Performance Period, as applicable, the Company AFFO per Share Threshold Level, Target Level and Maximum Level targets shall be determined by the Administrator, and communicated to the Participant, as soon as reasonably practicable (but in no event more than ninety (90) days) following the completion of the Performance Period immediately preceding the commencement of the applicable Performance Period (e.g., for the Second Performance Period, such determination and communication will be made no later than March 31, 2027). In the event that the Company AFFO per Share during a Performance Period falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the AFFO per Share Performance Vesting Percentage shall be determined using straight line linear interpolation between the AFFO per Share Performance Vesting Percentages specified above. “AFFO per Share RSUs” means an amount equal to (i) for the First Performance Period, <AFFO> RSUs, (ii) for the Second Performance Period, <AFFO> RSUs, and (iii) for the Third Performance Period, <AFFO> RSUs, which amount in each case equals approximately 20% of the RSUs. 5 “First Performance Period” means the period commencing on January 1, 2026 and ending on the earlier of December 31, 2026 and the consummation of a Change in Control. “Performance Period” means, as applicable, (i) the First Performance Period, (ii) the Second Performance Period and (iii) the Third Performance Period. 5 Note to Draft: To equal approximately 20% of the total target number of RSUs.

A-2 “Relative TSR Performance Modifier Percentage” means a function of the MSCI US REIT Index Relative Performance during the TSR Performance Period, and shall be determined as set forth below: MSCI US REIT Index Relative Performance Relative TSR Performance Modifier Percentage “Threshold Level” ≤ 25th Percentile 80% “Target Level” 50th Percentile 100% “Maximum Level” ≥ 75th Percentile 120% In the event that the MSCI US REIT Index Relative Performance during the TSR Performance Period falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the Relative TSR Performance Modifier Percentage shall be determined using straight line linear interpolation between the Relative TSR Performance Modifier Percentages specified above. “Same Warehouse NOI RSUs” means an amount equal to (i) for the First Performance Period, <NOI> RSUs, (ii) for the Second Performance Period, <NOI> RSUs, and (iii) for the Third Performance Period, <NOI> RSUs, which amount in each case equals approximately 13.34% of the RSUs. “Same Warehouse NOI Performance Vesting Percentage” means a function of the Company Same Warehouse NOI during the Performance Period, and shall be determined for each Performance Period as set forth below: For the First Performance Period, as follows: Company Same Warehouse NOI Same Warehouse NOI Performance Vesting Percentage 0% “Threshold Level” $ 50% “Target Level” $ 100% “Maximum Level” $ 200% For the Second Performance Period and the Third Performance Period, as applicable, the Company Same Warehouse NOI Threshold Level, Target Level and Maximum Level targets shall be determined by the Administrator, and communicated to the Participant, as soon as reasonably practicable (but in no event more than ninety (90) days) following the completion of the Performance Period immediately preceding the commencement of the applicable Performance Period (e.g., for the Second Performance Period, such determination and communication will be made no later than March 31, 2027). In the event that the Company Same Warehouse NOI during a Performance Period falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the Same Warehouse NOI Performance Vesting Percentage shall be determined using straight line linear interpolation between the Same Warehouse NOI Performance Vesting Percentages specified above.

A-3 “Second Performance Period” means the period commencing on January 1, 2027 and ending on the earlier of December 31, 2027 and the consummation of a Change in Control. “Third Performance Period” means the period commencing on January 1, 2028 and ending on the earlier of December 31, 2028 and the consummation of a Change in Control. “TSR Performance Period” means the period commencing on January 1, 2026 and ending on the earlier of December 31, 2028 and the consummation of a Change in Control. Company Address 46500 Humboldt Drive Novi, MI 48377